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                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                  Exhibit (21) Subsidiaries of the Registrant



Name of Incorporation                 State or Other          Date of
   or Organization                     Jurisdiction         Incorporation
---------------------                 --------------        --------------

Macro International Inc.               Delaware             March 17, 1972

ORC, Inc.                              Delaware             December 16, 1991

European Information Centre Limited    United Kingdom       December 20, 1991

ORC Holdings, Ltd.                     United Kingdom       July 17, 1996

ORC Korea, Ltd.                        Korea                November 30, 1996

ORC International Holdings, Inc.       Cayman Islands       March 18, 1997

ORC TeleService Corp.                  Delaware             March 26, 1997

Opinion Research Corporation,
    S.A. de C.V.                       Mexico, D.F.         July 10, 1997

ORC ProTel, Inc.                       Delaware             November 20, 1997

O.R.C. International, Ltd.             United Kingdom       December 15, 1997